Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements:

(1) Registration Statement (Form S-8 No. 333-220589) of Krystal Biotech, Inc.; and

(2) Registration Statement (Form S-3 No. 333-227632) of Krystal Biotech, Inc.;

of our report dated March 12, 2019, relating to the financial statements of Krystal Biotech, Inc. included in this Annual Report (Form 10-K) as of December 31, 2018 and 2017 and for the two years then ended.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

March 12, 2019